As filed with the Securities and Exchange Commission on
                    December 19, 1997.
                                      Registration No. 333-_____




                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                        ___________________

                             FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                         ___________________

                    Apria Healthcare Group Inc.
    (Exact name of registrant as specified in its charter)
                         ___________________

   Delaware                                    33-0488566
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)              Identification No.)

          3560 Hyland Avenue, Costa Mesa, California  92626
              (Address of principal executive offices)

      APRIA HEALTHCARE GROUP INC. 1997 STOCK INCENTIVE PLAN
                     (Full title of the plan)

                      Lawrence H. Smallen
Chief Financial Officer, Senior Vice President,
               Finance and Treasurer
    3560 Hyland Avenue, Costa Mesa, California 92626
           (Name and address of agent for service)
                   ___________________

  Telephone number, including area code, of agent for service:
                         (714) 427-2000
                   ___________________

             CALCULATION  OF REGISTRATION  FEE



                                           Proposed         Proposed
                                           maximum          maximum
Title of                 Amount            offering         aggregate       Amount of
securities               to be             price            offering        registration
to be registered         registered        per unit         price           fee

Common Stock, $0.001     2,500,000<1>,<2>  $14.4375<3>      $36,093,750<3>  $10,648<3>
per share par value      shares



 <1>    This Registration Statement covers, in addition to the
        number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Plan may become subject to the Plan.

<2>     Each share is accompanied by a common share purchase right pursuant to the registrant's Rights Agreement, dated
        February 8, 1995, with U.S. Stock Transfer Corporation ,as
        Rights Agent.

<3>     Pursuant to Rule 457(h), the maximum offering price, per
        share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on December 15, 1997, as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.

        The Exhibit Index for this Registration Statement is at page S-3.


                          PART I

                INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                        PART II

                INFORMATION REQUIRED IN THE
                  REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents of Apria Healthcare Group
Inc. (the "Company") filed with the Commission are incorporated herein by reference:

       (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996;

       (b) Quarterly Reports on Forms 10-Q for the Company's quarterly periods ended March 31, 1997, June 30,
              1997, and September 30, 1997 as amended;

       (c)    Current Report on Form 8-K dated June 26, 1997; and

       (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on February 11, 1992, and any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.       DESCRIPTION OF SECURITIES

              The Company's Common Stock, par value $0.001 per share(the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

              The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by law.
Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the Company has entered into separate indemnification agreements with each of its directors and officers and maintains insurance on behalf of any person who is or was a director or officer of the Company for up to $30 million of covered losses.

              Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

              Not applicable.


ITEM 8.       EXHIBITS

              See the attached Exhibit Index at page S-3.


ITEM 9.       UNDERTAKINGS

       (a)    The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)    To include any prospectus
         required by Section 10(a)(3) of the Securities Act;

                      (ii)    To reflect in the prospectus
         any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii)   To include any material
         information with respect to the plan of
         distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and
       (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                   (2)  That, for the purpose of determining
       any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3)  To remove from registration by means of
       a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 16th day of December, 1997.



                                  APRIA HEALTHCARE GROUP INC.



                                  By:    /s/ Jeremy M. Jones
                                         Jeremy M. Jones
                                 Title:  Chairman and Chief
                                         Executive Officer


                           POWER OF ATTORNEY

           Each person whose signature appears below constitutes and appoints Jeremy M. Jones and Lawrence H. Smallen, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title                                Date

/s/ Jeremy M. Jones           Chairman of the Board and            December 16, 1997
Jeremy M. Jones               Chief Executive Officer
                              (Principal Executive Officer)



/s/ Lawrence H. Smallen       Chief Financial Officer,             December 16, 1997
Lawrence H. Smallen           Senior Vice President,
                              Finance and Treasurer
                              (Principal Financial
                              Officer)


/s/ James E. Baker            Vice President, Controller           December 16, 1997
James E. Baker                (Principal Accounting Officer)


/s/ George Argyros            Director                             December 16, 1997
George Argyros


/s/ David L. Goldsmith        Director                             December 16, 1997
David L. Goldsmith


/s/ Leonard Green             Director                             December 16, 1997
Leonard Green


/s/ Terry Hartshorn           Director                             December 16, 1997
Terry Hartshorn


/s/ Frederick S. Moseley, IV  Director                             December 16, 1997
Frederick S. Moseley, IV


/s/ Vincent M. Prager         Director                             December 16, 1997
Vincent M. Prager


/s/ H.J. Mark Tompkins        Director                             December 16, 1997
H.J. Mark Tompkins


               EXHIBIT INDEX


Exhibit
Number       Description

4.        Apria Healthcare Group Inc. 1997
          Stock Incentive Plan.

5.        Opinion of O'Melveny & Myers LLP
          (opinion re legality).

23.1      Consent of Ernst & Young LLP
          (Consent of Independent Auditor).

23.2      Consent of O'Melveny & Myers LLP
          (included in Exhibit 5).

24.       Power of Attorney (included in this
          Registration Statement under
          "Signatures").